UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2008

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-800-288-3099

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On September 28, 2007, the Registrant, through its recently organized wholly-owned subsidiary, W. E. Rock Event, Inc., a Nevada corporation, acquired all of the assets and assumed certain liabilities of W. E. Rock, a California sole proprietorship of Richard C. Klein II.

Effective March 27, 2008, W.E. Rock Event, Inc. and Mr. Klein reached an agreement pursuant to which Mr. Klein will reacquire the assets and assume the liabilities of W.E. Rock, Inc.

Section 2 - Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets

On September 28, 2007, the Registrant, through its recently organized wholly-owned subsidiary, W. E. Rock Event, Inc., a Nevada corporation, acquired all of the assets and assumed certain liabilities of W. E. Rock, a California sole proprietorship of Richard C. Klein II.

Effective March 27, 2008, W.E. Rock Event, Inc. and Mr. Klein reached an agreement pursuant to which Mr. Klein will reacquire the assets and assume the liabilities of W.E. Rock, Inc.

The terms and conditions of the March 27,2008 agreement are set forth in the attached exhibits to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Repurchase Agreement dated March 27, 2008 and exhibits and schedules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Outdoor International, Inc.

Dated: March 28, 2008	By:	/s/ HOWARD PEARL
President and Chief Executive Officer